Exhibit 1.A(8)(c)(iv)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Southland Life Insurance Company, a life insurance company organized under the laws of the State of Texas (the "Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated August 10, 1995 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

  The Participation Agreement is hereby amended by substituting for the current Schedule C an amended Schedule C in the form attached hereto which adds certain investment options to the Contracts funded by the Separate Accounts.

Executed this 5th day of April, 2002.

Southland Life Insurance Company		Variable Insurance Products Fund II

BY:	/s/ Jim Livingston	BY:	/s/ Maria Dwyer
	Jim Livingston		Maria Dwyer
	Executive Vice President		Treasurer

Fidelity Distributors Corporation

		BY:	/s/ Mike Kellogg
Mike Kellogg
Executive Vice President

Schedule C

Other investment companies currently available under variable annuities or variable life insurance offered by the Company.

The Alger American Fund
Alger American Growth Portfolio
Alger American Leveraged Allcap Portfolio
Alger American MidCap Growth Portfolio
Alger American Small Capitalization Portfolio

Fidelity Variable Insurance Products Fund
Equity - Income Portfolio
Growth Portfolio
High Income Portfolio
Money Market Portfolio
Overseas Portfolio

GCG Trust
Fully Managed
Liquid Assets Portfolio
Mid-Cap Growth Portfolio
Research Portfolio
Total Return Portfolio

ING Income Shares
ING VP Bond Portfolio

ING Partners, Inc.
ING Brinson Tactical Asset Allocation Portfolio - I Class
ING Van Kampen Comstock Portfolio - I Class

ING Variable Portfolios, Inc.
ING VP Index Plus Large Cap Portfolio
ING VP Index Plus Mid Cap Portfolio
ING VP Index Plus Small Cap Portfolio

ING Variable Products Trust
ING VP Growth Opportunities Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio
ING VP SmallCap Opportunities Portfolio

INVESCO Variable Investment Funds, Inc.
Core Equity Portfolio
Utilities Portfolio

Janus Aspen Series
Aggressive Growth Portfolio
Balanced Portfolio
Growth Portfolio
International Growth Portfolio
Worldwide Growth Portfolio

Pioneer Investment Management, Inc.
Mid Cap Value VCT Portfolio - Class II
Small Cap Value VCT Portfolio - Class II

Putnam Variable Trust
Growth and Income Fund
New Opportunities Fund
SmallCap Value Fund
Voyager Fund